Exhibit 10.28

SUPPLEMENTAL AGREEMENT

     This supplemental agreement (this "Agreement") is entered into as of January 1, 2008, by and between MICRON TECHNOLOGY, INC., a Delaware corporation and PHOTRONICS, INC., a Connecticut corporation in connection with the Build to Suit Lease (the "Lease") between the Parties dated May 5, 2006. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Lease.

RECITALS

     A. On May 5, 2006, the Parties entered into the Lease, and, in accordance with the terms thereof, Micron constructed the Micron Improvements upon the Land.

     B. Section 4.2(c) of the Lease provides that the Parties shall enter into a supplemental agreement setting forth the Lease Commencement Date and the Rent Commencement Date.

     C. The Parties desire to enter into this Agreement to set forth the Lease Commencement Date and the Rent Commencement Date in accordance with Section 4.2(c) of the Lease.

AGREEMENT

     1. The Parties hereby acknowledge and agree that the Lease Commencement Date shall be November 30, 2007.

     2. The Parties hereby acknowledge and agree that the Rent Commencement Date shall be January 1, 2008.

     IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first set forth above.

PHOTRONICS, INC., a Connecticut corporation

By:	/s/ MICHAEL J. LUTTATI

Michael J. Luttati
Chief Executive Officer

MICRON TECHNOLOGY, INC., a Delaware corporation

By:	/s/ D. MARK DURCAN

D. Mark Durcan
President & Chief Executive Officer

REVIEWED
MTI Legal
J.G.